AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT, by and between LINCOLN FINANCIAL INVESTMENTS CORPORATION (“Adviser”), LINCOLN NATIONAL LIFE INSURANCE (“Administrator”), and NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION (“Company”), a life insurance company organized under the laws of the State of Delaware, is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, Adviser and Company hereto entered into the Administrative Services Agreement (“Agreement”), executed and effective as of June 05, 2007, as amended;

WHEREAS, effective March 13, 2023, Lincoln Investment Advisors Corporation underwent a name change to “Lincoln Financial Investments Corporation.”

WHEREAS, Adviser desires to assign the Agreement to Administrator, its affiliate and the administrator to the Funds; and

WHEREAS, the parties desire to amend the Agreement to updated the Funds listed in Schedule One of the Agreement.

NOW, THEREFORE, in consideration of their mutual promises and covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Schedule One shall be deleted in its entirety and replaced with Schedule One attached hereto.

2.

Adviser hereby assigns to Administrator all of Adviser’s rights, title, and interest in and to the Agreement. Administrator hereby accepts said assignment and assumes the Agreement and all duties and obligations of Adviser thereunder. All references in the Agreement to “Lincoln Investment Advisors Corporation” or the “Adviser” are hereby replaced with “Lincoln National Life Insurance Company” or the “Administrator,” respectively. Administrator agrees that the terms and conditions of the Agreement which previously applied to Adviser are hereby ratified, confirmed by, and made applicable to Administrator.

3.	Section 4 of the Agreement shall be deleted in its entirety and replaced by the following:

In consideration of the performance of the Administrative Services by Company with respect to the Contracts, beginning on the date hereof, Administrator agrees to pay Company an annual fee which shall equal a percentage of the average daily value of each Fund’s assets attributable to the Contracts held by the Shareholders as set forth on Schedule One hereto. The foregoing fee will be paid by Administrator to Company quarterly within thirty (30) days after the end of the calendar quarter. For purposes of determining the payment, the total of the average daily net assets in the applicable Funds shall be multiplied by the Asset Fee multiplied by the actual number of calendar days in the period divided by the number of calendar days in the year.

4.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

5.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

6.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

LINCOLN FINANCIAL INVESTMENTS CORPORATION		NEW YORK LIFE INSURANCE AND ANNUITY PORATION

By:	/s/ Benjamin Richer	By:	/s/ Janis Rubin
Name:	Benjamin Richer	Name:	Janis Rubin
Title:	SVP, Head of Funds Management	Title:	Vice President

LINCOLN NATIONAL LIFE INSURACE COMPANY

By:	/s/ Benjamin Richer
Name:	Benjamin Richer
Title:	SVP, Head of Funds Management
4/18/2024

SCHEDULE ONE

Investment Company Name	Fund Names	Asset Fee
Lincoln Variable Insurance Products Trust	LVIP American Century Inflation Protection Fund	0.05%
	LVIP American Century International Fund	0.05%
	LVIP American Century Mid Cap Value Fund	0.05%
	LVIP American Century Value Fund	0.05%
	LVIP Baron Growth Opportunities Fund	0.05%
	LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund	0.05%
	LVIP Franklin Templeton Multi-Factor International Equity Fund	0.05%
	LVIP Mondrian International Value Fund	0.05%
	LVIP SSGA Bond Index Fund	0.05%
	LVIP SSGA Emerging Markets Equity Index Fund	0.05%
	LVIP SSGA International Index Fund	0.05%
	LVIP SSGA Mid-Cap Index Fund	0.05%

3